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                                                                  EXHIBIT 10(f)
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                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made the 29th day of December, 1995, by and between THE TDL GROUP LTD., a corporation organized under the laws of Ontario (the "Company"), and RONALD VAUGHAN JOYCE (the "Executive") and WENDY'S INTERNATIONAL, INC. ("Wendy's).

WHEREAS, entering into this Agreement is a condition of closing under a Share Purchase Agreement dated as of the 31st day of October, 1995, as amended (the "Purchase Agreement"), whereby 1149658 Ontario Inc. ("Newco") purchased from the Executive all of the shares of 1052106 Ontario Limited (previously 632687 Alberta Ltd. and herein referred to as "Alberta"), the sole shareholder of the Company;

WHEREAS, it is contemplated that immediately after such purchase Newco and Alberta will be amalgamated (with the Company, Newco and Alberta, their successors and their respective subsidiaries being referred to herein as the "TDL Group"); and

WHEREAS, the Company and the Executive wish to set forth the terms and conditions of the Executive's employment by the Company and Wendy's is a party hereto solely for the purposes of sections 3(b) and 8;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the consummation of the transactions contemplated by the Purchase Agreement and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Employment

    The Company agrees to employ the Executive for the Term specified in paragraph 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

2.  Term

    Subject to the terms and conditions of this Agreement, this Agreement shall be for a term commencing on the date hereof and expiring on the close of business on December 31, 2000 (the "Term"). If at the expiry of the term the Executive's employment is not extended by written agreement all obligations of the Company and its affiliates to the Executive will be at an end without any requirement of notice to the Executive or pay in lieu of notice.

3.  Duties and Responsibilities

    (a) During the Term, the Executive shall have the title of Senior Chairman of the Company, and shall act in an advisory role and generally promote the overall health and best interests of the TDL Group and in connection therewith shall perform such executive and managerial duties and responsibilities as may be mutually agreed upon from time to time with the Chairman, the President or the Board of Directors of the Company.

    (b) Wendy's will use its best efforts to cause the Executive to be appointed to the Board of Directors of the Company's parent corporation, Wendy's, as soon as there is a vacancy on the board (but he shall be permitted to resign such directorship without being considered to be in breach of this Agreement). As an employee of a subsidiary of Wendy's, the Executive acknowledges that in accordance with the policies of Wendy's he will be serving as a director of Wendy's without compensation. The Executive will be provided with such Director's and officer's liability insurance coverage as is currently and from time to time in effect for other members of the Wendy's Board of Directors. The Executive further acknowledges that such position will impose on him certain fiduciary obligations toward Wendy's, its subsidiaries and their shareholders and covenants and agrees that at all times during the Term he will fulfil such obligations as a director or former director of Wendy's.

    (c) The Executive will, at all times, use all reasonable efforts to perform his duties and responsibilities within the parameters of the then current budget of the Company as approved by the Board of Directors of the Company (except as otherwise permitted by the Board of Directors) and will abide by the policies of the TDL Group and of Wendy's and all reasonable requests of the senior management of the Company, Wendy's and of the Board of Directors of the Company. The Executive shall comply and use all reasonable efforts to ensure that the TDL Group complies on a timely basis with all budgetary, approval and reporting requirements reasonably requested by the TDL Group or Wendy's. In no event will the Executive incur obligations on behalf of the TDL Group or enter into any transaction on behalf of the TDL Group except in accordance with the policies and internal controls of Wendy's and the TDL Group.


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    (d)  The Executive agrees that he will (i) devote such business time and attention as are required to perform the functions assigned to him (not to exceed 6 months in each calendar year); (ii) carry out his duties and work with other employees of the Company and, to the extent necessary, employees of Wendy's, in a competent and professional manner; and (iii) generally use his best efforts, skill and ability to promote the best interests of the Company.

    (e) The Executive's services shall be performed at the Company's offices in Calgary, Canada, subject to reasonably necessary travel requirements of his position and duties hereunder.

4.  Compensation

    (a) As compensation for his services hereunder the Company shall pay the Executive, in accordance with the Company's normal payroll practices, direct salary compensation at an annual rate of C$500,000 through the period ending December 31, 2000.

    (b) Annually during the Term in respect of the 1996 fiscal year and subsequent years, the Company will pay the Executive a bonus in an amount which is the Canadian dollar equivalent of the greater of (i) the bonus paid to R. David Thomas under the Wendy's Senior Executive Earnings Maximization Plan, a copy of which is attached as Schedule "A" hereto (the "Plan"), and (ii) 25% of the aggregate payments in respect of such year under the Plan. Such bonus shall be paid coincident with the bonus payments under the Plan and the Executive shall be recognized as an employee with more than ten years of continuous service.

5.  Expenses; Fringe Benefits

    (a) In addition to the compensation provided for under paragraph 4, the Company agrees to pay or to reimburse the Executive during the Term for all reasonable and customary expenses incurred in the performance of his services hereunder in accordance with the policies of the Company and Wendy's as from time to time in effect. With respect to the use of the Executive's personal aircraft, regulatory requirements will limit reimbursement of expenses to the actual cost of fuel consumed. The Executive shall not transport other employees of the Company or Wendy's on the Executive's aircraft except as permitted by the then current policies of the Company and Wendy's and as permitted by all applicable laws and regulations. Before any other employees of the Company or Wendy's are transported the Company and Wendy's shall first, and shall from time to time, be permitted to examine the aircraft maintenance records and the policies and practices for pilot training and flight time. The Company and Wendy's shall also be given appropriate lead time to arrange for any additional insurance coverage which they feel to be reasonable in the circumstances. In the event all applicable regulatory requirements are met to permit the chartering of the Executive's aircraft and appropriate insurance is in place, the Company will in addition to fuel consumed reimburse the Executive for reasonable overhead costs (including pilot salaries and "tie down" fees) in respect of use of such aircraft for Company business as agreed to from time to time.

    (b) During the Term the Executive shall be entitled to participate in all insurance, pension and other fringe benefits as hereafter may be established by the Company for the benefit of the Company's employees generally or the officers of the Company, subject, however, to the provisions of the various benefit plans and programs in effect from time to time. The Executive acknowledges that his ability to participate in or contribute to the Employee Incentive Plan and the Retirement Compensation Agreement now in effect at the Company will be terminated at closing.

6.  Termination

    The Company shall be entitled to terminate the Term and to discharge the Executive for "Cause" without notice, or any payment in lieu of notice, and in such event the Executive's right to receive any unearned, non-vested or non-accrued compensation hereunder from the Company shall then forthwith terminate. The term "Cause" shall mean any grounds at common law whereby an employer is entitled to terminate the services of an employee without notice and shall include, but shall not be limited to, the following grounds:

    (a) the Executive's failure or refusal to perform his material duties and responsibilities as set forth in paragraph 3 hereof, if such failure or refusal continues after written warning to the Executive;

    (b)  misappropriation of TDL Group funds or property;

    (c) excessive use of alcohol or illegal drugs which interferes with the performance of the Executive's obligations under this Agreement which continues after written warning;

    (d) the entry of a conviction for a Canadian Criminal Code offence (other than a traffic violation or summary conviction offense) or of any crime involving moral turpitude, fraud or misrepresentation;

    (e) the commission by the Executive of any wilful or intentional act which could reasonably be expected to materially injure the reputation, business or business relationships of the TDL Group;


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    (f)  the Executive's breach of his fiduciary duties to Wendy's, its subsidiaries, or their shareholders or other breach of his obligations pursuant to section 8 hereof; and

    (g)  any material breach (other than those specified in any of the clauses
         (a) through (f) above) of any of the provisions of this Agreement, if such breach is not cured within 10 days after written notice thereof to the Executive by the Company.

7.  Death

                         Notwithstanding any other provision hereof should the Executive die during the Term this Agreement shall terminate and the Company's only obligation thereafter will be to continue to pay to the Executive's estate his then salary and all accrued benefits hereunder to the end of the month in which such death occurs and to pay the Executive's estate a pro rata share of the bonus contemplated under section 4(b) hereof.

8.  Protection of Confidential Information and Non-Competition

    (a)  As used in this Agreement:

         "Business of the Company" shall include the business of the Company and of other members of the TDL Group and means the franchising, development, opening, and operating of retail outlets involving the production, merchandising, and sale of donuts, muffins, tarts, cakes, pies, cookies, coffee, sandwiches, cups or coffee makers and such other products as may be offered for sale by Tim Hortons Shops now or hereafter during the Term and the sourcing and supply of ingredients, supplies, or merchandise for such products or such business.

         "Confidential Information" means:

         (i)   proprietary information of the TDL Group or of the Wendy's Group;

         (ii) information marked or designated by the TDL Group or the Wendy's Group as confidential;

         (iii) information, whether or not in written form and whether or not designated as confidential, which is known to the Executive as being treated by the TDL Group or the Wendy's Group as confidential;

         (iv) information provided to the TDL Group or the Wendy's Group by third parties which the TDL Group or the Wendy's Group is obligated to keep confidential; and

         (v) without limitation, know-how, supplier lists, franchisee lists, marketing and distribution plans and practices, and financial and technical information of the TDL Group or the Wendy's Group.

         "Wendy's Group" means Wendy's and its subsidiaries other than the TDL Group.

    (b) The Executive acknowledges that he now has and in the course of performing his duties for the Company he will have access to Confidential Information, the ownership and confidential status of which are highly important to the TDL Group and the Wendy's Group, and the Executive agrees, in addition to the specific covenants contained herein, to comply with all reasonable policies and procedures of the TDL Group and the Wendy's Group as may be established from time to time for the protection of such Confidential Information.

    (c) The Executive acknowledges that all Confidential Information is and shall continue to be the exclusive property of the TDL Group or the Wendy's Group as applicable, whether or not prepared in whole or in part by him and whether or not disclosed to or entrusted to him in connection with his employment by the Company or in his capacity as a director of Wendy's.

    (d) The Executive agrees not to use Confidential Information for his benefit or for the benefit of any third party and agrees not to disclose Confidential Information, directly or indirectly, under any circumstances or by any means, to any third person. In the event that the Executive becomes legally compelled to disclose any of the Confidential Information, he agrees to provide the Company and Wendy's with prompt notice so that they may seek a protective order or other appropriate remedy and/or waive compliance with the applicable provisions of this Agreement. In the event that either such protective order or other remedy is obtained or the Company and Wendy's waive compliance with the applicable provisions of this Agreement, the Executive agrees to furnish only that portion of the Confidential Information which is legally required and will exercise his best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information. The Company and Wendy's agree to reimburse the Executive for his reasonable fees and expenses of counsel in connection therewith. The Executive agrees that he will not copy, transmit, reproduce, summarize, quote or make any commercial or other use whatsoever of Confidential Information, except as may be necessary to perform work done by him for the TDL Group or in his capacity as a director of Wendy's.

    (e) The Executive agrees to exercise the highest degree of care in safeguarding Confidential Information against loss, theft, or other inadvertent disclosure and agrees generally to take all steps necessary or requested by the TDL Group or the Wendy's Group to ensure that confidentiality is maintained at all times.


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    (f)  This Section 8 shall not apply to the following information:

         (i) information now or hereafter voluntarily disseminated by the TDL Group or the Wendy's Group to the public or which otherwise becomes part of the public domain through lawful means;

         (ii) information subsequently and rightfully received from third parties and not subject to any obligation of confidentiality; and

         (iii) information independently developed by the Executive after termination of his employment hereunder.

    (g) The Executive agrees that all creative work prepared or originated by him for the TDL Group or during or within the scope of his employment by the Company is owned by the applicable member of the TDL Group; and, in any event, the Executive assigns to such entity all intellectual property rights in such work whether by right of copyright, trade secret or otherwise and whether or not subject to protection by copyright laws.

    (h) The Executive agrees that during the Term of this Agreement and for one year thereafter, he will not, without the prior written consent of the Company, directly or indirectly, whether as employee, officer, director, independent contractor, consultant, licensor, licensee, stockholder, partner, or otherwise, engage or assist others to engage in or have any interest in any business which competes with the Business of the Company: (a) in the areas which now comprise the provinces and territories of Canada; (b) in the states of New York, Florida, Minnesota, Michigan and Washington; or (c) within 100 miles of any operating Tim Hortons Shop in such states of the United States of America or such other foreign jurisdictions where the TDL Group then operates or licenses parties to carry on the Business; provided, however, that Executive may own directly or indirectly, solely as an investment, securities of any person which engages in such a business which are traded on any national securities exchange if he (y) is not a controlling person of, or a member of a group which controls, such person or (z) does not, directly or indirectly, own 1% or more of any class of securities of such person.

    (i) During the Term of this Agreement and for a period of one year thereafter, the Executive agrees that he will not: (i) solicit, induce, or attempt to induce any person who is an employee of the TDL Group to leave the employ of the TDL Group or to engage in any business that competes with the Business of the Company; or (ii) hire or assist in the hiring of any person who is an employee of the TDL Group to work for any business that competes with the Business of the Company.

    (j) For a period of one year after termination of his employment by the Company, the Executive agrees to notify the Company in writing of any involvement by him with any business that competes with the Business of the Company. The Executive shall disclose the existence and contents of this Agreement to any business with which the Executive proposes to become involved within such time period.

    (k) Upon termination of this Agreement and any extension hereof, the Executive shall deliver to the Company all materials, including without limitation supplier lists, lists of current or prospective franchisees, documents, records, drawings, prototypes, models and schematic diagrams, which describe, depict, contain, constitute, reflect, record or in any way relate to Confidential Information (including all copies and extracts therefrom), which are in the Executive's possession or under his control, whether or not the materials were prepared by the Executive.

    (l) If the Executive is served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information or if the Executive is otherwise required by law or regulation to disclose Confidential Information, the Executive will immediately, and prior to production or disclosure, notify the Company in writing and provide it with such information as may be necessary in order that the Company may take such action as it deems necessary to protect its interests.

    (m) If the Executive commits a breach of any of the provisions of this paragraph 8, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of any other available remedies, it being acknowledged and agreed that any such breach will cause irreparable harm to the Company and that monetary damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it in law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach or attempted breach.

    (n) The Executive acknowledges that in his capacity as a director of Wendy's he will have certain fiduciary obligations towards Wendy's and the Wendy's Group. In consideration of Wendy's causing Newco to purchase Alberta and agreeing to appoint the Executive to the Wendy's board the Executive hereby agrees that he will continue to be bound by such fiduciary obligations for the longer of (i) a one year period after he ceases to be a director of Wendy's, and (ii) the period for which he would otherwise be bound by such fiduciary obligations.


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    (o)  The parties acknowledge that the nature, extent and periods of restriction imposed in the provisions of this paragraph 8 are fair and reasonable and are reasonably required for the protection of the Company, and the goodwill and the Business of the Company in the context of the acquisition by Newco of Alberta, including its wholly-owned subsidiary, the Company; and that the time, scope, geographic area and other provisions of this paragraph 8 have been specifically negotiated by sophisticated commercial parties and are given as an integral part of the transactions contemplated by the Purchase Agreement. If any of the covenants in this paragraph 8, or any part thereof, is hereafter construed to be invalid or unenforceable, it is the intention of the parties that the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in this paragraph 8, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination should reduce the duration and/or areas of such provision such that, in its reduced form, said provision shall then be enforceable.

9.  Release of Prior Claims

    The Executive is a long term employee of the Company who has over a number of years received bonuses from the Company in addition to his salary. Pursuant to the Purchase Agreement, and as a condition to the entering into of this Agreement, the Executive hereby releases any and all claims for compensation from the Company in his capacity as an employee, officer or director including notice of termination or pay in lieu of notice except pursuant to the terms of this Agreement and acknowledges that he has been paid all sums of money to which he is entitled to the date hereof under the Employment Standards Act of Ontario or any other applicable legislation. As at the date of execution of this Agreement the Executive has also provided a written release of similar claims against Alberta and its subsidiaries and the subsidiaries of the Company.

10. Enforceability

    The failure of either party at any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

11. Assignment

    This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Company hereunder shall be binding upon and run in favour of the Company; provided, however, the Company may not assign its rights and obligations under this Agreement except in connection with the sale or transfer of all or substantially all of the Company's business (whether by way of sale of assets, amalgamation or otherwise).

12. Modification

    This Agreement may not be orally cancelled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by both parties to this Agreement, and approved in writing by the Chief Executive Officer of Wendy's.

13. Severability

    In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable provision had been severed and deleted. The provisions of paragraphs 8 and 13 shall survive termination of this Agreement.

14. Notice

    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt requested, or sent via a reputable international courier service with confirmation of receipt requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

          If to the Executive:

          Ronald V. Joyce
          10 Blue Ridge Mountain Estates
          Calgary, Alberta
          T2M 4N4
          Facsimile:    (403) 547-5953



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          with a copy to:

          Tory Tory DesLauriers & Binnington
          Suite 3000 Aetna Tower
          P.O. Box 270
          Toronto-Dominion Centre
          Toronto, Ontario
          M5K 1N2

          Attention:    Gordon Coleman, Esq., Q.C.

          Facsimile:    (416) 865-7380


          If to the Company:

          874 Sinclair Road
          Oakville, Ontario
          L6K 2Y1


          with a copy to:

          Wendy's International, Inc.
          P.O. Box 256
          4288 West Dublin Granville Road
          Dublin, Ohio 43017
          U.S.A.

          Attention:    Lawrence E. Schauf, Esq.

          Facsimile:    (614) 764-3243


          and

          Lang Michener
          BCE Place, Suite 2500
          P.O. Box 747
          181 Bay Street
          Toronto, Ontario
          M5J 2T7

          Attention:    Robert Glass, Esq.

          Facsimile:    (416) 365-1719


          and

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, New York 10004

          Attention:    Lois Herzeca

          Facsimile:    (212) 859-4000

15. Applicable Law

    This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario (and the laws of Canada applicable therein) without regard to their respective conflict of law rules.

16. No Conflict

    The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon the performance of his duties pursuant to this Agreement.

17. Entire Agreement

    This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior agreements relating to the employment of the Executive, written or oral, are nullified and superseded hereby.


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18. Headings

    The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF the parties have executed this Agreement on and as of the day and year first above written.

                                            THE TDL GROUP LTD.

                                            By:
                                               ---------------------------------

SIGNED, SEALED AND DELIVERED
in the presence of:


- -----------------------------------         ------------------------------------
                                            RONALD VAUGHAN JOYCE

Acknowledged and agreed to for the
purposes of sections 3(b) and 8.

WENDY'S INTERNATIONAL, INC.

By:
   --------------------------------


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                                   SCHEDULE A
                           WENDY'S INTERNATIONAL, INC.
                   SENIOR EXECUTIVE EARNINGS MAXIMIZATION PLAN


1. Purpose. The purpose of the Senior Executive Earnings Maximization Plan (the "Plan") is to enhance Wendy's International, Inc.'s (the "Company") ability to attract, motivate, reward, and retain key employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company's shareholders by providing additional compensation to designated key employees of the Company based on the achievement of performance objectives. To this end, the Plan provides a means of rewarding participants based on the performance of the Company.

2. Committee. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee"). Each member of the Committee must be an "outside director" within the meaning of the Regulations proposed under Section 162(m) of the Internal Revenue Code of 1986, as amended.

3. Eligible Employees. Eligible employees shall include the individuals holding the positions of Senior Chairman of the Board, Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer; provided, however, that no more than three persons will participate in the Plan for any particular fiscal year of the Company (those Eligible Employees who are participants in respect of any fiscal year are hereinafter referred to as "Participants"). The Eligible Employees who will participate in the Plan for any fiscal year will be designated by the Committee in its sole discretion prior to commencement of that fiscal year.

4. Creation of a Bonus Pool. The Committee shall establish Net Income targets at three levels for each fiscal year. A bonus pool (the "Bonus Pool") will be created in respect of any fiscal year in which Net Income exceeds one of those target levels. The amount of the Bonus Pool in any such fiscal year shall be a percentage of the Net Income of the Company for such year, such percentage to be based on which target level of Net Income was achieved. The Committee may establish such targets and percentages for a period of years, but in all circumstances prior to the commencement of the year to which the targets and percentages relate (except in the case of 1994, in which case the targets and percentages must be established before April 1, 1994). "Net Income" as used in this Plan shall mean net income of the Company as reflected in the Company's consolidated audited financial statements for the applicable fiscal year.

    The Net Income target for each fiscal year is based on an assumed Federal Statutory Tax Rate applicable to the Company of 34%. If the Federal Statutory Tax Rate applicable to the Company for any fiscal year is other than 34%, then the Net Income targets for such fiscal year shall be adjusted based on the same pre-federal tax income amount which could be calculated using the stated Net Income targets for such fiscal year (at the assumed 34% Federal Statutory Tax Rate) multiplied by the actual Federal Statutory Tax Rate for such fiscal year, provided that no adjustment will be made for any fiscal year unless the Company's Effective Federal Tax Rate for the fiscal year is more than the Company's actual Federal Statutory Tax Rate for such fiscal year. If the Federal Statutory Tax Rate applicable to the Company changes during a fiscal year, the Net Income target for such year shall be adjusted pro-rata for such portion of the fiscal year that each Federal Statutory Tax Rate was in effect. "Federal Statutory Tax Rate" as used in this Plan shall mean the highest federal marginal tax rate applicable to the Company for a stated fiscal year (or portion thereof). "Effective Federal Tax Rate" as used in this Plan shall mean the quotient obtained by dividing the Company's federal income taxes for a given year by its income before federal income taxes for the same year, multiplied by 100.

5. Allocation. The Bonus Pool created in respect of any fiscal year shall be allocated among the Participants in the manner established by the Committee prior to the beginning of such fiscal year; provided, however, that the Committee in its sole discretion may reduce at any time, including during or following the fiscal year, the amount of the bonus payable to any or all participants in respect of such fiscal year. No bonus shall be payable to any Participant unless he is employed by the Company on the last day of the fiscal year, unless the Participant's employment was terminated because of his death, disability or retirement after attaining age 55 and the completion of 10 years of continuous service with the Company, in which event the Participant will be entitled to a pro-rata portion of the bonus otherwise payable in respect of that fiscal year, subject to the Committee's discretion as set forth in the proviso to the preceding sentence. Any portion of the Bonus Pool that is not paid to a Participant in respect of any fiscal year shall not be paid to any Eligible Employee.

6. Certification. Prior to payment of a bonus in respect of a fiscal year, the Committee must certify in writing as to the satisfaction of and compliance with the performance goals and other material terms of the Plan for that fiscal year.

7. Amendment or Termination. The Committee may amend or terminate the Plan at any time in its discretion; provided, however, that no amendment or termination of the Plan may affect any award made under the Plan prior to that time.

8. Shareholder Approval. The adoption of this Plan is subject to the approval of the shareholders of the Company.


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